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                                                                    Exhibit 15






                                                January 13, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                                Re:  Parker Drilling Company
                                                     Registration on Form S-8


We are aware that our report dated January 13, 1997, on our review of the interim financial information of Parker Drilling Company for the period ended November 30, 1996, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345) and Form S-4 (File No. 333-19317). Pursuant to
Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                                                By:/s/Coopers & Lybrand L.L.P.
                                                ------------------------------
                                                COOPERS & LYBRAND L.L.P.






















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